Exhibit 99.1

BioCardia Confirms Timing and Provides Update on FDA Helix Pre-Submission and PMDA CardiAMP HF Shonin Submission

SUNNYVALE, Calif. – September 23, 2026 – BioCardia, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today provided an update on near term milestones.

CardiAMP® Autologous Cell Therapy for Ischemic Heart Failure

●

BioCardia is working towards a Shonin pre-market regulatory submission to Japan’s Pharmaceutical and Medical Device Agency (PMDA) in Q4 2026. The Company has recently provided detailed responses to PMDA consultation questions and is working with experienced partners on the Shonin Application, the Quality Management System Application, and Foreign Manufacturer Registration. PMDA support for the submission and a successful submission review could result in market clearance by Q4 2027.

●

The confirmatory CardiAMP HF II clinical study is actively enrolling in the United States at four engaged world class centers. The Center for Biologics Evaluation and Research (CBER) at the Food and Drug Administration (FDA) has indicated this study may support a Pre Marketing Application.

Helix™ Transendocardial Delivery Platform

●

BioCardia intends to submit the follow-on De Novo pre-submission for the Helix Transendocardial Delivery Catheter System incorporating the advice from the FDA Center for Devices and Radiological Health (CDRH) this quarter. The FDA targets providing an initial acceptance/refusal review within 15 calendar days, and aims to issue written feedback or hold a meeting within 70 calendar days.

●

An independent FDA clearance of Helix has the potential to expand BioCardia’s opportunities to partner with developers of investigational cell, gene and protein therapeutics requiring targeted delivery to the heart.

About BioCardia

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three cardiac clinical stage product candidates in development. These therapies are enabled by its Helix biotherapeutic delivery and Morph® vascular navigation product platforms, and soon the Heart3D™ fusion imaging platform. BioCardia selectively partners on biotherapeutic delivery with peers developing important biologic therapies. For more information, visit www.biocardia.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, statements relating to the timing and potential outcome of BioCardia’s regulatory submissions in Japan and the United States; the potential for the CardiAMP HF II trial to support Premarket Approval; submission for and subsequent market clearance of the Helix Transendocardial Delivery Catheter; business development and partnering opportunities; and the achievement of anticipated upcoming milestones.

These forward-looking statements are made as of the date of this press release. We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release.

Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials and regulatory programs. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 24, 2026, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

###

Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120